EXHIBIT 99.1

       GENESIS TECHNOLOGY GROUP SIGNS LETTER OF INTENT TO SELL SUBSIDIARY
                         FOR $500,000 IN STOCK TRANSFER

9/28/2005 6:30:25 AM

BOCA RATON, Fla., Sept. 28, 2005, Sep 28, 2005 (PRIMEZONE via COMTEX) -- Genesis Technology Group, Inc. , announced the signing a letter-of-intent with a U.S. public company to sell its 80% ownership of Shanghai Chorry Technology Development Company, Limited (also known as "Zhaoli").

The proposed purchaser would issue $500,000 worth of common shares as consideration. In addition, any debt related to registered capital in Chorry, as required by Chinese law, would be assumed by the purchaser.

Commented Genesis CEO Gary Wolfson: "We will ask our shareholders to vote in favor of this transaction. Management believes it is a sound decision for the Company, as we have refocused on the Western capital markets for Chinese companies and operating an active trading company from our Hong Kong office. Our primary goal remains in sourcing a strong merger candidate for the Company to give both profitability and sustainability. We believe that this sale, if approved, could enable the Company to complete this program and add substantially to shareholders' value.

"In summary, the sale of this subsidiary could have, at least, two beneficial effects: first, it should enable the Company to advance its own M&A strategy; and second, it will move the Company away from an industry-office equipment, computer hardware and software-that is extremely competitive with razor thin margins.

"To consummate this transaction, management shall negotiate a definitive purchase agreement, subject to the approval of Genesis shareholders," concluded Mr. Wolfson

About Genesis Technology Group, Inc.

Genesis Technology Group, Inc. (also referred to as "Genesis China") is a business development firm that fosters bilateral commerce between Western and Chinese companies. Genesis has created successful profit centers in product development, manufacturing, distribution, joint ventures and operational services. The Company has fully staffed offices in the United States, Hong Kong and China. GTEC supports the complete circle for Chinese companies entering the public market through its various subsidiaries. Genesis has established effective working relationships with various governmental agencies, public institutions, and private industries in China. In addition, the company acquires and invests in innovative technology companies in China or forms joint ventures with both Western and Chinese companies, focusing on emerging technology and natural resource industries. For reference, visit www.genesis-china.net

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Safe Harbor Statement

Certain statements set forth in this press release constitute "forward-looking statements". Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate", "project", "intend", "forecast", "anticipate", "plan", "planning", "expect", "believe", "will likely", "should", "could", "would", "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

This news release was distributed by PrimeZone, www.primezone.com

SOURCE: Genesis Technology Group

Genesis Technology Group, Inc.
Kenneth Clinton
Phone: (561) 988-9880
Fax: (561) 988-9890
Email: KenClinton@genesis-technology.net

(C) 2005 PRIMEZONE, All rights reserved.

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